Exhibit 5.2

March 11, 2011

Magnum Management Corporation

One Cedar Point Drive

Sandusky, Ohio 44807

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Magnum Management Corporation, an Ohio corporation (“Magnum Management”), in connection with the preparation and filing of the Registration Statement on Form S-4 (the “Registration Statement”), filed by Cedar Fair, L.P., a Delaware limited partnership (“Cedar Fair”), Magnum Management, and Canada’s Wonderland Company, a Nova Scotia unlimited liability company (“Cedar Canada” and together with Cedar Fair and Magnum Management, the “Issuers”) on March 11, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Upon the effectiveness of and pursuant to the Registration Statement, the Issuers propose to offer to exchange up to $405,000,000 aggregate principal amount of the Issuers’ 9 1/8% Senior Notes due 2018 (the “Exchange Notes”) and the guarantees thereof (the “Exchange Guarantees” and, together with the Indenture and the Exchange Notes, the “Exchange Note Documents”) by certain subsidiaries of the Issuers incorporated or formed pursuant to the laws of the State of Ohio and listed on Schedule I hereto (collectively, the “Ohio Guarantors”) and certain other subsidiaries of the Issuers (collectively, the “Non-Ohio Guarantors,” and together with the Ohio Guarantors, the “Guarantors”) for an equal aggregate principal amount of the Issuers’ outstanding unregistered 9 1/8% Senior Notes due 2018 issued on July 29, 2010 (the “Initial Notes”) and the Guarantors’ guarantees thereof (the “Initial Guarantees”). The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of the Indenture, dated as of July 29, 2010 (the “Indenture”), by and among the Issuers, the Guarantors and Bank of New York Mellon, as trustee (the “Trustee”), which Indenture is filed as Exhibit 4.1 to the Registration Statement. This opinion is being furnished to Magnum Management in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as expressly set forth herein.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion letter. In our examination, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of Magnum Management and the Ohio Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuers and the Guarantors.

In rendering the opinions expressed below, we have assumed that (a) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee, (b) the Registration Statement will have been declared effective by the Commission, (c) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (d) the Exchange Notes will have been duly authorized, executed and delivered by each issuer other than Magnum Management, (e) the respective guarantees of each Non-Ohio Guarantor have been duly authorized, executed and delivered by each such Non-Ohio Guarantor, and (f) the Initial Notes have been, and the Exchange Notes will have been, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture and as described in the Registration Statement.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	When the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of Magnum Management in exchange for the Initial Notes in the manner contemplated by the prospectus included in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of Magnum Management, as a co-Issuer, enforceable against Magnum Management in accordance with their terms.

2.	When the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Issuers in exchange for the Initial Notes in the manner contemplated by the prospectus included in the Registration Statement, and when the Exchange Guarantees have been duly executed in accordance with the terms of the Indenture, the Exchange Guarantees issued by the Ohio Guarantors will constitute valid and binding obligations of the Ohio Guarantors enforceable against the Ohio Guarantors in accordance with their terms.

3.	Magnum Management and each Ohio Guarantor each has been duly organized and is validly existing and is in good standing under the laws of the State of Ohio.

4.	Magnum Management and each Ohio Guarantor has full right, power and authority to execute and deliver each of the Exchange Note Documents to which each is a party and to perform its respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by Magnum Management and the Ohio Guarantors of each of the Exchange Note Documents to which each is a party and the consummation of the transactions contemplated thereby has been duly and validly taken by Magnum Management and each of the Ohio Guarantors.

5.	The Indenture (including the issuance of the Exchange Notes by the Issuers and of the Exchange Guarantees by the Ohio Guarantors thereunder) has been duly authorized, executed and delivered by each of Magnum Management and the Ohio Guarantors.

We express no opinion as to the validity or legally binding effect of any provision of the Indenture and the Exchange Notes that requires payment of interest at a rate that would be higher than legally chargeable or collectible. The opinions rendered above are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally or debtors’ obligations generally, principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Whenever a statement in this opinion is qualified by “to the best of our knowledge” or “we do not know” or a similar phrase, such terms are intended to indicate that those attorneys presently at this firm who have worked on matters relating to Magnum Management and the Ohio Guarantors do not have current actual knowledge of the inaccuracy of such statement.

The opinions expressed herein are limited to the federal laws of the United States of America and the General Corporation Law of the State of Ohio (including the statutory provisions and reported judicial decisions interpreting such law). Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws that are currently in effect. We express no opinion as to the laws of any other jurisdiction. This opinion speaks as of its date and we assume no obligation to advise you of any events or circumstances occurring after this date that may change any opinion or statement of belief expressed above. This opinion is rendered to you solely for your benefit in connection with the transactions described above and may not be relied upon for any other purpose or by any other person without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We further consent to the reliance hereon by Simpson Thacher & Bartlett LLP in connection with its rendering its opinions to you with respect to the transactions contemplated in the Indenture and the Registration Statement.

Very truly yours,

/s/ Squire, Sanders & Dempsey (US) LLP

Schedule I

Ohio Guarantors

Boeckling, L.P.

Cedar Fair

Cedar Point, Inc.

Western Row Properties, Inc.